N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS FIRST QUARTER RESULTS

•	First Quarter Revenues of $55.2 Billion Grew 13.3% Year-Over-Year

•	Earnings from Operations Increased 18.8% to $4.1 Billion, with Every Business Reporting
Double-Digit Percentage Earnings Growth

•	Cash Flows from Operations were $8.4 Billion in First Quarter; Adjusted Cash Flows from Operations were $3.2 Billion

•	First Quarter Net Earnings of $2.87 Per Share Grew 28.7% Year-Over-Year

•	First Quarter Adjusted Net Earnings of $3.04 Per Share Grew 28.3% Year-Over-Year

NEW YORK, NY (April 17, 2018) - UnitedHealth Group (NYSE: UNH) reported first quarter results, led by continued strong, broad-based performance across the enterprise.

“Through the intense focus our 285,000 colleagues bring to helping people live healthier lives and helping make the health system work better for everyone, we have grown to serve more people in more ways than ever, including through innovative uses of advanced technologies, data analytics, and modern clinical approaches that improve quality, lower cost and advance consumer and care provider satisfaction,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

Based on first quarter results and the business outlook for the balance of the year, UnitedHealth Group has increased its outlook for 2018 net earnings to a range of $11.70 to $11.95 per share and adjusted net earnings of $12.40 to $12.65 per share.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2018	2017	2017
Revenues	$55.2 billion	$48.7 billion	$52.1 billion
Earnings From Operations	$4.1 billion	$3.4 billion	$4.0 billion
Net Margin	5.1%	4.5%	6.9%[1]

•	UnitedHealth Group’s first quarter 2018 revenues grew 13.3 percent or $6.5 billion year-over-year to $55.2 billion.

•	First quarter earnings from operations grew $640 million or 18.8 percent year-over-year to $4.1 billion. Adjusted net earnings of $3.04 per share grew 28.3 percent.

•	Adjusted cash flows from operations of $3.2 billion were 1.1x net income in first quarter 2018, compared to $2.0 billion and 0.9x net income in first quarter 2017.

•
The revenue effect from the return of the health insurance tax in first quarter 2018 was the primary driver of the 100 basis point year-over-year decrease in the consolidated medical care ratio to 81.4 percent. Medical cost reserves developed favorably by $290 million in first quarter 2018.

•	The operating cost ratio of 15.4 percent in the first quarter of 2018 increased 100 basis points year-over-year in response to the return of the health insurance tax.

•
The first quarter 2018 income tax rate of 21.5 percent reflected the reduced federal statutory rate and seasonally higher stock-based compensation activity, partially offset by the return of the nondeductible health insurance tax.

•
First quarter 2018 days claims payable of 49 days were essentially flat sequentially and year-over-year; first quarter days sales outstanding rose two days sequentially and one day year-over-year to 19 days, due to the addition of Empresas Banmédica and growth in government-based offerings.

•	UnitedHealth Group repurchased 11.6 million shares for $2.65 billion in the first quarter and paid $722 million in dividends to shareholders, an increase of 21.1 percent over first quarter 2017.

•
Annualized return on shareholders’ equity increased 210 basis points year-over-year to 23.8 percent in the first quarter. Debt to total capital of 41.6 percent at March 31, 2018 decreased 190 basis points year-over-year, while increasing 270 basis points sequentially due principally to the Empresas Banmédica merger.

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1 Fourth quarter 2017 included a $1.2 billion favorable non-cash revaluation of the Company’s U.S. net deferred tax liability, increasing net margin by 230 basis points in that quarter.

UnitedHealthcare provides global health care benefits, serving individuals and employers, and Medicare and Medicaid beneficiaries.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2018	2017	2017
Revenues	$45.5 billion	$40.1 billion	$41.6 billion
Earnings From Operations	$2.4 billion	$2.1 billion	$1.8 billion
Operating Margin	5.3%	5.3%	4.2%

•
UnitedHealthcare grew to serve 2.2 million more consumers[2] in the first quarter of 2018, helping grow revenues by $5.3 billion or 13.3 percent year-over-year to $45.5 billion. First quarter 2018 earnings from operations of $2.4 billion grew 12.5 percent.

–
UnitedHealthcare Employer & Individual first quarter 2018 revenues of $13.4 billion increased $675 million year-over-year, due to growth in people served over the past 12 months, increases in rates to cover expected medical cost trends and the resumption of the health insurance tax. As expected, UnitedHealthcare Employer & Individual served 195,000 fewer people in commercial group plans in the quarter, reflecting employers shifting their retirees from self-funded offerings to group Medicare Advantage plans, and lower retention due to pricing actions to cover the full cost of the health insurance tax.

–
UnitedHealthcare Medicare & Retirement grew revenues by $2.4 billion or 14.3 percent year-over-year to $18.9 billion in the first quarter of 2018. The business served 375,000 more seniors in the quarter, including 330,000 in Medicare Advantage through individual products and employer-sponsored group retiree plans. The number of people served through Medicare Advantage grew 10.6 percent year-over-year.

–
In first quarter 2018, UnitedHealthcare Community & State revenues of $10.7 billion grew $1.7 billion or 19.2 percent year-over-year, reflecting strong 12-month membership growth and an increasing mix of individuals with higher clinical needs. First quarter membership was consistent with year end 2017, as strong growth serving people in continuing markets offset the Delaware market withdrawal.

–
UnitedHealthcare Global served 6.1 million people at March 31, 2018, having broadened its platform to serve people in Chile, Colombia and Peru through a merger with Empresas Banmédica, a leading health plan and care delivery organization serving more than 2 million people with health care benefits. Global revenues of $2.45 billion grew 29.2 percent year-over-year.

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2 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum’s people help improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience and health system performance.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2018	2017	2017
Revenues	$23.6 billion	$21.2 billion	$24.4 billion
Earnings From Operations	$1.7 billion	$1.3 billion	$2.2 billion
Operating Margin	7.0%	6.0%	9.1%

•
In the first quarter of 2018, Optum revenues grew year-over-year by $2.4 billion or 11.1 percent to $23.6 billion. Optum’s operating margin of 7 percent increased 100 basis points year-over-year in total, with performance improvements at each business. First quarter earnings from operations grew $374 million or 29.2 percent year-over-year to $1.7 billion, with double-digit percentage increases for every business segment.

–
OptumHealth revenues of $5.8 billion grew $1 billion or 21.7 percent year-over-year, driven by growth in care delivery and behavioral, digital consumer engagement and health financial services. OptumHealth served 91 million people at quarter end, having grown by 9 million people[3] or 11 percent over the past year.

–
OptumInsight revenues grew 12.3 percent to $2.1 billion in first quarter 2018, driven by growth and expansion in payer technology and services and care provider advisory services. OptumInsight’s contract backlog of $15.2 billion grew year-over-year by $2.1 billion or 16 percent.

–
OptumRx first quarter 2018 revenues grew 7.8 percent year-over-year to $16.1 billion. OptumRx fulfilled 332 million adjusted scripts in first quarter 2018, growing 3.1 percent over the prior year, with favorable mix in specialty pharmacy and home delivery services.

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3 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through May 1, 2018. The conference call replay can also be accessed by dialing 1-800-753-8878. This earnings release and the Form 8-K dated April 17, 2018 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions’ regulations affecting the health care industry; the outcome of the Department of Justice’s legal actions relating to risk adjustment submission matters; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended March 31, 2018

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Premiums	$44,084	$38,938
Products	6,702	6,129
Services	4,104	3,434
Investment and other income	298	222
Total revenues	55,188	48,723
Operating costs
Medical costs	35,863	32,079
Operating costs	8,506	7,022
Cost of products sold	6,184	5,676
Depreciation and amortization	582	533
Total operating costs	51,135	45,310
Earnings from operations	4,053	3,413
Interest expense	(329)	(283)
Earnings before income taxes	3,724	3,130
Provision for income taxes	(800)	(939)
Net earnings	2,924	2,191
Earnings attributable to noncontrolling interests	(88)	(19)
Net earnings attributable to UnitedHealth Group common shareholders	$2,836	$2,172
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$2.87	$2.23
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.04	$2.37
Diluted weighted-average common shares outstanding	987	975
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2018	December 31, 2017
Assets
Cash and short-term investments	$22,041	$15,490
Accounts receivable, net	11,512	9,568
Other current assets	14,800	12,026
Total current assets	48,353	37,084
Long-term investments	29,441	28,341
Other long-term assets	77,775	73,633
Total assets	$155,569	$139,058
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$19,589	$17,871
Commercial paper and current maturities of long-term debt	7,379	2,857
Other current liabilities	40,699	29,735
Total current liabilities	67,667	50,463
Long-term debt, less current maturities	28,206	28,835
Other long-term liabilities	7,770	7,738
Redeemable noncontrolling interests	1,890	2,189
Equity	50,036	49,833
Total liabilities, redeemable noncontrolling interests and equity	$155,569	$139,058

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net earnings	$2,924	$2,191
Noncash items:
Depreciation and amortization	582	533
Deferred income taxes and other	(47)	(46)
Share-based compensation	208	196
Net changes in operating assets and liabilities	4,702	3,582
Cash flows from operating activities	8,369	6,456
Investing Activities
Purchases of investments, net of sales and maturities	(1,385)	(1,339)
Purchases of property, equipment and capitalized software	(477)	(507)
Cash paid for acquisitions, net	(2,583)	(468)
Other, net	(72)	25
Cash flows used for investing activities	(4,517)	(2,289)
Financing Activities
Common share repurchases	(2,650)	(682)
Dividends paid	(722)	(596)
Net change in commercial paper and long-term debt	3,159	(189)
Other, net	2,635	2,992
Cash flows from financing activities	2,422	1,525
Effect of exchange rate changes on cash and cash equivalents	(12)	20
Increase in cash and cash equivalents	6,262	5,712
Cash and cash equivalents, beginning of period	11,981	10,430
Cash and cash equivalents, end of period	$18,243	$16,142
Supplemental Schedule of Noncash Investing Activities
Common stock issued for acquisition	$-	$1,860

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
UnitedHealthcare	$45,459	$40,136
Optum	23,601	21,237
Eliminations	(13,872)	(12,650)
Total consolidated revenues	$55,188	$48,723
Earnings from Operations
UnitedHealthcare	$2,400	$2,134
Optum (a)	1,653	1,279
Total consolidated earnings from operations	$4,053	$3,413
Operating Margin
UnitedHealthcare	5.3%	5.3%
Optum	7.0%	6.0%
Consolidated operating margin	7.3%	7.0%

Revenues
UnitedHealthcare Employer & Individual	$13,414	$12,739
UnitedHealthcare Medicare & Retirement	18,925	16,552
UnitedHealthcare Community & State	10,671	8,949
UnitedHealthcare Global	2,449	1,896

OptumHealth	$5,759	$4,733
OptumInsight	2,069	1,843
OptumRx	16,106	14,947
Optum eliminations	(333)	(286)
(a) Earnings from operations for Optum for the three months ended March 31, 2018 and 2017 included $488 and $332 for OptumHealth; $395 and $294 for OptumInsight; and $770 and $653 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	March 31, 2018	December 31, 2017	March 31, 2017
Commercial group:
Risk-based	7,860	7,935	7,695
Fee-based	18,475	18,595	19,155
Total commercial group	26,335	26,530	26,850
Individual	475	485	585
Total Commercial (a)	26,810	27,015	27,435
Medicare Advantage	4,760	4,430	4,305
Medicaid	6,695	6,705	6,200
Medicare Supplement (Standardized)	4,490	4,445	4,350
Total Public and Senior	15,945	15,580	14,855
Total UnitedHealthcare - Domestic Medical	42,755	42,595	42,290
International	6,095	4,080	4,165
Total UnitedHealthcare - Medical	48,850	46,675	46,455

Supplemental Data
Medicare Part D stand-alone	4,770	4,940	4,955

OPTUM PERFORMANCE METRICS

	March 31, 2018	December 31, 2017	March 31, 2017
OptumHealth Consumers Served (in millions) (a)	91	88	82
OptumInsight Contract Backlog (in billions)	$15.2	$15.0	$13.1
OptumRx Quarterly Adjusted Scripts (in millions)	332	333	322

(a) Excludes TRICARE of 2.9 million at December 31, 2017 and March 31, 2017.

Note: UnitedHealth Group served 139 million unique individuals across all businesses at March 31, 2018.

UNITEDHEALTH GROUP
Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Adjusted Cash Flows from Operations

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period.

Management believes that the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to that of other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. As such, quarterly operating cash flows determined in accordance with GAAP may occasionally include CMS premium payments for two months or four months. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE

	Three Months Ended March 31,		Projected Year Ended December 31,
	2018	2017	2018
GAAP net earnings attributable to UnitedHealth Group common shareholders	$2,836	$2,172	$11,525 to $11,775
Intangible amortization	220	219	~885
Tax effect of intangible amortization	(55)	(82)	~(220)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,001	$2,309	$12,200 to $12,450

GAAP diluted earnings per share	$2.87	$2.23	$11.70 to $11.95
Intangible amortization per share	0.22	0.22	~0.90
Tax effect per share of intangible amortization	(0.05)	(0.08)	~(0.20)
Adjusted diluted earnings per share	$3.04	$2.37	~$12.40 to $12.65

ADJUSTED CASH FLOWS FROM OPERATIONS

	Three Months Ended March 31,
	2018	2017
GAAP cash flows from operations	$8,369	$6,456
Add: April CMS premium payments received in March	(5,144)	(4,442)
Adjusted cash flows from operations	$3,225	$2,014